                                                                  Exhibit (a)(7)

                         SUPPLEMENT DATED JULY 19, 2001
                                      TO
                EXCHANGE OF OUTSTANDING OPTIONS HELD BY EMPLOYEES
                         OF CASELLA WASTE SYSTEMS, INC.
                               DATED JULY 2, 2001
                        ---------------------------------


       The following information supplements the information dated July 2, 2001 (the offer to exchange) provided to you in connection with Casella's offer to exchange stock options. Pursuant to this supplement, we are attaching summary financial information about the company. This supplement does not alter the terms and conditions previously set forth in the offer to exchange, and should be read in conjunction with the offer to exchange. If you have any questions regarding this supplement, please contact either Ms. Priscilla Hughes or Ms. Mary Mullin at (802) 775-0325.

                           Casella Waste Systems, Inc.
               Selected Consolidated Financial And Operating Data
                 (In thousands, except share and per share data)

                                                                                   Nine Months
                                                     Fiscal Year                      Ended
                                                   Ended April 30,                 January 31,
                                          1998          1999        2000        2000         2001
                                        ----------   ----------  ----------  ----------   -----------

Statement of Operations Data:

Revenues                                 $  143,711   $  182,557  $  337,347  $  203,428   $   417,133
Cost of operations                           89,582      108,874     210,730     122,824       284,860
General and administrative                   20,926       26,616      42,116      26,296        49,118
Depreciation and amortization                19,959       25,725      40,211      25,763        42,260
Merger-related costs                            290        1,951       1,490       1,490             -
Loss on impairment of long-lived assets       1,571            -           -           -        13,000
                                         ----------   ----------  ----------  ----------   -----------
Operating income                             11,383       19,391      42,800      27,055        27,895

Interest expense, net                         7,373        5,564      15,034       7,984        29,272
Other expense (income), net                    (337)        (352)      2,165        (625)        5,878
                                         ----------   ----------  ----------  ----------   -----------

Income before provision for income
   taxes, discontinued operations
   and extraordinary items                    4,347       14,179      25,601      19,696        (7,255)
Provision for income taxes                    2,512        7,531      12,258       8,733         1,394
Discontinued operations                           -          (33)     (1,662)     (1,662)            -
Extraordinary items, net                          -            -        (631)       (631)            -
                                         ----------   ----------  ----------  ----------   -----------


Net income (loss)                        $    1,835   $    6,615  $   11,050  $    8,670   $    (8,649)

Preferred Stock Dividends                         -            -           -           -         1,290

Accretion of preferred stock
   and put warrants                          (5,738)           -           -           -             -
                                         ----------   ----------  ----------  ----------   -----------

Net income (loss) applicable
   to common stockholders                $   (3,903)  $    6,615  $   11,050  $    8,670   $    (9,939)
                                         ==========   ==========  ==========  ==========   ===========

Basic net income (loss) per
   common share                          $    (0.41)  $     0.44  $     0.59  $     0.50   $     (0.43)
                                         ==========   ==========  ==========  ==========   ===========
Basic weighted average common
   shares outstanding (2)                     9,547       15,145      18,731      17,264        23,190
                                         ==========   ==========  ==========  ==========   ===========

Diluted net income (loss) per
   common share                          $    (0.41)  $     0.41  $     0.57  $     0.49   $     (0.43)
                                         ==========   ==========  ==========  ==========   ===========

Diluted weighted average common shares
   outstanding (2)                            9,547       16,019      19,272      17,758        23,190
                                         ==========   ==========  ==========  ==========   ===========

                           Casella Waste Systems, Inc.
               Selected Consolidated Financial And Operating Data
                 (In thousands, except share and per share data)

                                                                                             Nine Months
                                                           Fiscal Year                          Ended
                                                         Ended April 30,                     January 31,
                                                 1998         1999          2000          2000         2001
                                              ----------   -----------   -----------   ----------   ----------

Other Operating Data:

Capital expenditures                          $  (29,416)  $   (54,118)  $   (69,455)  $  (53,301)  $  (56,988)
                                              ==========   ===========   ===========   ==========   ==========

Other Data:

Cash flows from operating activities          $   21,079   $    37,727   $    41,585   $   30,836   $   41,978
                                              ==========   ===========   ===========   ==========   ==========

Cash flows from investing activities          $  (61,263)  $   (95,976)  $  (156,343)  $  (90,760)  $  (66,186)
                                              ==========   ===========   ===========   ==========   ==========

Cash flows from financing activities          $   40,673   $    59,154   $   119,390   $   65,875   $   42,908
                                              ==========   ===========   ===========   ==========   ==========

Adjusted EBITDA (3)                           $   32,913   $    45,116   $    83,011   $   52,818   $   82,206
                                              ==========   ===========   ===========   ==========   ==========

Balance Sheet Data:

Cash and cash equivalents                     $    3,327   $     4,232   $     8,864   $   10,183   $   27,564
                                              ==========   ===========   ===========   ==========   ==========

Working capital (deficit)                     $    4,210   $     6,117   $    84,302   $   67,962   $  110,323
                                              ==========   ===========   ===========   ==========   ==========

Property and equipment, net                   $   91,451   $   131,076   $   379,086   $  366,839   $  375,901
                                              ==========   ===========   ===========   ==========   ==========

Total assets                                  $  205,509   $   282,129   $   872,177   $  757,295   $  904,238
                                              ==========   ===========   ===========   ==========   ==========

Long-term obligations, less current
   maturities                                 $   82,596   $    86,739   $   440,804   $  371,467   $  420,893
                                              ==========   ===========   ===========   ==========   ==========

Redeemable preferred stock                    $        -   $         -   $         -   $        -   $   57,040
                                              ==========   ===========   ===========   ==========   ==========

Total stockholders' equity (deficit)          $   83,764   $   147,978   $   274,718   $  269,261   $  267,109
                                              ==========   ===========   ===========   ==========   ==========

(1) The Company has restated issued audited consolidated statements of operations and consolidated statements of cash flows to reflect the mergers with Resource Waste Systems, Inc. and Corning Community Disposal, Inc. consummated during the year ended April 30, 2000, accounted for using the pooling of interests method of accounting. See Note 2 of the Notes to Consolidated Financial Statements.

(2) Computed on the basis described in Note 1 of Notes to Consolidated Financial Statements.

(3) Adjusted EBITDA is defined as operating income plus depreciation and amortization and loss on impairment of long-lived assets less minority interest. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities, each as determined in accordance with GAAP. Moreover, Adjusted EBITDA does not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in the Company's industry or to the economy generally. The Company believes that adjusted EBITDA is a measure commonly used by lenders and certain investors to evaluate a company's performance in the solid waste industry. The Company also believes that adjusted EBITDA data may help to understand the Company's performance because such data may reflect the Company's ability to generate cash flows, which is an indicator of its ability to satisfy its debt service, capital expenditure and working capital requirements. Because adjusted EBITDA is not calculated by all companies and analysts in the same fashion, the adjusted EBITDA measures presented by the Company may not be comparable to similarly titled measures reported by other companies. Therefore, in evaluating adjusted EBITDA data, investors should consider, among other factors: the non-GAAP nature of adjusted EBITDA data; actual cash flows; the actual availability of funds for debt service; capital expenditures and working capital; and the comparability of the Company's adjusted EBITDA data to similarly-titled measures reported by other companies. For more information about the Company's cash flows, see the Consolidated Statements of Cash Flows in the Company's Consolidated Financial Statements.